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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditor's Report dated January 13, 1999 (except for Note S which is dated February 5, 1999) regarding the consolidated balance sheets of VIB Corp and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in the Registration statement on Form S-8 of the Valley Independent Bank Flexplus Retirement and Savings Plan, as amended, filed with the Securities and Exchange Commission.

                                            /s/ Vavrinek, Trine, Day & Co., LLP
                                            ------------------------------------
                                            Vavrinek, Trine, Day & Co., LLP

November 22, 1999
Laguna Hills, California




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